UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)
__________________________________________
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☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12
CERENCE INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Cerence Inc.
25 Mall Road
Suite 416
Burlington, MA 01803

January 12, 2026

Explanatory Note

The following information amends and supplements the definitive proxy statement (the “Proxy Statement”) of Cerence Inc. (the “Company”), filed with the Securities and Exchange Commission on January 2, 2026, and furnished to stockholders of the Company in connection with the Company’s 2026 Annual Meeting of Stockholders to be held virtually on Thursday, February 12, 2026 at 11:00 a.m. Eastern Time, and at any adjournment or postponement of the meeting.

The section titled “Equity Compensation Plan Information” on page 70 of the Proxy Statement is hereby amended and restated in its entirety to correct an inadvertent clerical error in the number of securities to be issued upon exercise of outstanding options, warrants and rights underlying the Company’s equity compensation plans.

Except as described above and as set forth below, this supplement does not supersede, modify or update any disclosure in the Proxy Statement. This supplement should be read together with the Proxy Statement.

EQUITY COMPENSATION PLAN INFORMATION

Our Board adopted, and Nuance as our sole stockholder prior to the Spin-Off approved, the 2019 Equity Incentive Plan (the “2019 Plan”) for the benefit of certain of our current and future employees and other service providers and the Cerence 2019 Employee Stock Purchase Plan (the “ESPP”) for the benefit of our current and future employees. The Board also has adopted the 2024 Inducement Plan (as amended, the “Inducement Plan”). The following table provides information as of September 30, 2025, with respect to the securities authorized for issuance under these equity compensation plans.

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by securityholders (1)	3,946,709	(2)	-	2,545,429
Equity compensation plans not approved by securityholders (3)	2,702,690	(4)	-	1,797,310
Total equity compensation plans	6,649,399		-	4,342,739
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(1)    Includes the following plans: the 2019 Plan and the ESPP. These equity compensation plans were approved by the sole stockholder of the Company prior to the Spin-Off.
(2)    Represents the number of shares of Common Stock underlying outstanding RSUs and PSUs (at target levels) under the 2019 Plan.
(3)    Includes the Inducement Plan. The purpose of the Inducement Plan is to enable the Company to grant equity awards to induce prospective officers and employees who are not currently employed by the Company and its subsidiaries to accept employment and provide them with a proprietary interest in the Company. The Company intends that the Inducement Plan be reserved for persons to whom the Company may issue securities without stockholder approval as an inducement pursuant to Nasdaq rules.
(4)    Represents the number of shares of Common Stock underlying outstanding RSUs and PSUs (at target levels) under the Inducement Plan.